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June 28, 1996


Mirage Resorts, Incorporated
3400 Las Vegas Boulevard South
Las Vegas, Nevada  89109

       Re:  Mirage Resorts, Incorporated
            Registration Statement on Form S-3
            ----------------------------------

Gentlemen:

       I am Assistant General Counsel of Mirage Resorts, Incorporated, a Nevada corporation (the "Company"). In such capacity, I have reviewed the Registration Statement on Form S-3 (together with all exhibits thereto and documents incorporated by reference therein, the "Registration Statement") in the form proposed to be filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies: (i) debt securities, which may be any of senior secured debt securities, senior unsecured debt securities, senior subordinated debt securities or subordinated debt securities, in one or more series (the "Debt Securities"), which in each case are to be issued under an indenture (an "Indenture" and, collectively with any other indentures relating to other Debt Securities, the "Indentures") to be entered into between the Company and an institution to be designated prior to the issuance of any Debt Securities under such Indenture to serve as trustee thereunder (a "Trustee" and, collectively with the trustees, if any, under other Indentures, the "Trustees"); (ii) shares of the Company's common stock, $0.004 par value (the "Common Stock"); (iii) shares of the Company's preferred stock, $.10 par
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Mirage Resorts, Incorporated
June 28, 1996
Page 2


value (the "Preferred Stock"), in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); (iv) warrants to purchase Debt Securities (the "Debt Warrants") to be issued pursuant to a warrant agreement (the "Debt Warrant Agreement") between the Company and a warrant agent (the "Debt Warrant Agent") to be appointed prior to the issuance of Debt Warrants; (v) warrants to purchase Common Stock (the "Common Stock Warrants") to be issued pursuant to a warrant agreement (the "Common Stock Warrant Agreement") between the Company and a warrant agent (the "Common Stock Warrant Agent") to be appointed prior to the issuance of Common Stock Warrants; and (vi) warrants to purchase Preferred Stock (the "Preferred Stock Warrants", and, together with the Debt Warrants and the Common Stock Warrants, the "Warrants") to be issued pursuant to a warrant agreement (the "Preferred Stock Warrant Agreement") between the Company and a warrant agent (the "Preferred Stock Warrant Agent") to be appointed prior to the issuance of Preferred Stock Warrants. The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants are collectively referred to herein as the "Offered Securities."

       This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

       For the purpose of rendering this opinion, I have examined (i) the Registration Statement relating to the Offered Securities; (ii) the form of Indenture being filed as an exhibit to the Registration Statement;
(iii) the Restated Articles of Incorporation of the Company, as amended to date (the "Articles of Incorporation"); (iv) the Bylaws of the Company as currently in effect (the "Bylaws"); and (v) certain resolutions adopted by the Board of Directors of the Company (the "Board of Directors") relating to the issuance of the Offered Securities. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

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Mirage Resorts, Incorporated
June 28, 1996
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       In my examination, I have assumed without independent verification
(i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to me as originals, (iv) the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons other than the Company signing such documents to execute, deliver and perform such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

       I am admitted to the Bar in the State of Nevada and I do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America to the extent referred to specifically herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and regulations, in effect on the date hereof. I assume no obligation to update such opinion.

       Based upon and subject to the foregoing, such examinations of law and such other matters as I have deemed relevant under the circumstances, I am of the opinion that, as of the date hereof:

        1. The form of Indenture filed as an exhibit to the Registration Statement (the "Basic Indenture") has been duly authorized by the Board of Directors. The Basic Indenture and each other Indenture in the form of the Basic Indenture, as modified in accordance with duly adopted resolutions of the Board of Directors to reflect the additional terms applicable to the Debt Securities to which such Indenture relates, when executed and delivered by the Company, will be a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless
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Mirage Resorts, Incorporated
June 28, 1996
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of whether enforceability is considered in a proceeding at law or in equity), (c) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

        2.  With respect to any series of Debt Securities (the "Offered
Debt Securities"), when (i) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities (the "Debt
Underwriting Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) if the Offered Debt Securities are to be sold on an agency basis, the distribution agreement with respect to the Offered Debt Securities (the "Debt Distribution Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture relating thereto so as not to violate any applicable law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the applicable Indenture has been duly executed and delivered by the Company and the Trustee thereunder; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable
Indenture and the related Debt Underwriting Agreement or Debt Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of
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Mirage Resorts, Incorporated
June 28, 1996
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the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and
(d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

       I note that, as of the date hereof, a judgment for money in an action based on a Debt Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

        3.  With respect to any shares of Common Stock (the "Offered
Common Stock"), when (i) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock (the "Common Stock Underwriting Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) if the Offered Common Stock is to be sold on an agency basis, the distribution agreement with respect to the Offered Common Stock (the "Common Stock Distribution Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of issuance of the shares of Offered Common Stock in conformity with the Articles of Incorporation and the Bylaws, so
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Mirage Resorts, Incorporated
June 28, 1996
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as not to violate any applicable law, the Articles of Incorporation or the
Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) certificates representing the shares of the Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Common Stock, when issued and sold in accordance with the related Common Stock Underwriting Agreement or Common Stock Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

        4.  With respect to the shares of any series of Preferred Stock
(the "Offered Preferred Stock"), when (i) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock (the "Preferred Stock Underwriting Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) if the Offered Preferred Stock is to be sold on an agency basis, the distribution agreement with respect to the Offered Preferred
Stock (the "Preferred Stock Distribution Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a certificate of designation for the Offered Preferred Stock in the form required by applicable law (the "Certificate of Designation"); (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Nevada has duly occurred; (v) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Articles of Incorporation, the Certificate of Designation and the Bylaws, so as not to violate any applicable law, the Articles of Incorporation, the Certificate of Designation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction
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Mirage Resorts, Incorporated
June 28, 1996
Page 7


imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock, when issued and sold in accordance with the related Preferred Stock Underwriting Agreement or Preferred Stock Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

        5. With respect to Depositary Shares representing fractional interests in any series of Preferred Stock (the "Offered Depositary Shares"), when (i) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the Preferred Stock Underwriting Agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) if the Offered Depositary Shares are to be sold on an agency basis, the distribution agreement with respect to the Offered Depositary Shares (the "Depositary Shares Distribution Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and related matters, including the adoption of the Certificate of Designation for the related series of Preferred Stock in the form required by applicable law (the "Underlying Preferred Stock Certificate of Designation"); (iv) the filing of the Underlying Preferred Stock Certificate of Designation with the Secretary of State of the State of Nevada has duly occurred; (v) a deposit agreement between the Company and an institution appointed by the Company to act as depositary thereunder (the "Deposit Agreement") has been duly authorized by the Board of Directors and executed and delivered by the Company; (vi) the institution appointed by the Company to act as depositary under the Deposit Agreement (the "Depositary") has duly authorized, executed and delivered the Deposit Agreement; (vii) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable
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Mirage Resorts, Incorporated
June 28, 1996
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law, the Articles of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (viii) the related series of Preferred Stock has been duly authorized, validly issued and delivered to the Depositary for deposit in accordance with the laws of the State of Nevada; and (ix) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Offered Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, provided that the consideration therefor is not less than the par value of the Preferred Stock represented by such Offered Depositary Shares.

        6. With respect to any Debt Warrants (the "Offered Debt Warrants"), when (i) if the Offered Debt Warrants are to be sold pursuant to a firm commitment underwritten offering, the Debt Underwriting Agreement with respect to the Offered Debt Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) if the Offered Debt Warrants are to be sold on an agency basis, the distribution agreement with respect to the Offered Debt Warrants (the "Debt Warrant Distribution Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Warrants and related matters; (iv) the terms of the Offered Debt Warrants and of their issuance and sale have been duly established in conformity with the Debt Warrant Agreement so as not to violate any applicable law, the Articles of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Debt Warrant Agreement has been duly authorized, executed and delivered by the Company to the Debt Warrant Agent; (vi) the Debt Warrant Agreement has been duly authorized, delivered and executed by the Debt Warrant Agent; and (vii) the Offered Debt Warrants have been duly executed
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Mirage Resorts, Incorporated
June 28, 1996
Page 9


and authenticated in accordance with the provisions of the Debt Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Warrants, when issued and sold in accordance with the Debt Warrant Agreement and the related Debt Underwriting Agreement or Debt Warrant Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) requirements that a claim with respect to any Debt Warrants to purchase Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and
(d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

       I note that, as of the date hereof, a judgment for money in an action based on a Debt Warrant to purchase a Debt Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

        7. With respect to any Preferred Stock Warrants (the "Offered Preferred Stock Warrants"), when (i) if the Offered Preferred Stock Warrants are to be sold pursuant to a firm commitment underwritten offering, the Preferred Stock Underwriting Agreement with respect to the Offered Preferred Stock Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) if the
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Mirage Resorts, Incorporated
June 28, 1996
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Offered Preferred Stock Warrants are to be sold on an agency basis, the distribution agreement with respect to the Offered Preferred Stock Warrants (the "Preferred Stock Warrant Distribution Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock Warrants and related matters; (iv) the terms of the Offered Preferred Stock Warrants and of their issuance and sale have been duly established in conformity with the Preferred Stock Warrant Agreement so as not to violate any applicable law, the Articles of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Preferred Stock Warrant Agreement has been duly authorized, executed and delivered by the Company to the Preferred Stock Warrant Agent; (vi) the Preferred Stock Warrant Agreement has been duly authorized, executed and delivered by the Preferred Stock Warrant Agent; and (vii) the Offered Preferred Stock Warrants have been duly executed and authenticated in accordance with the provisions of the Preferred Stock Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Preferred Stock Warrants, when issued and sold in accordance with the Preferred Stock Warrant Agreement and the related Preferred Stock Underwriting Agreement or Preferred Stock Warrant Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), provided that the per share consideration payable upon the exercise of the Offered Preferred Stock Warrants is not less than the par value of the Preferred Stock.

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Mirage Resorts, Incorporated
June 28, 1996
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        8.  With respect to any Common Stock Warrants (the "Offered
Common Stock Warrants"), when (i) if the Offered Common Stock Warrants are to be sold pursuant to a firm commitment underwritten offering, the Common Stock Underwriting Agreement with respect to the Offered Common Stock Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) if the Offered Common Stock Warrants are to be sold on an agency basis, the distribution agreement with respect to the Offered Common Stock Warrants (the "Common Stock Warrant Distribution Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Common Stock Warrants and related matters; (iv) the terms of the Offered Common Stock Warrants and of their issuance and sale have been duly established in conformity with the Common Stock Warrant Agreement so as not to violate any applicable law, the Articles of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Common Stock Warrant Agreement has been duly authorized, executed and delivered by the Company to the Common Stock Warrant Agent;
(vi) the Common Stock Warrant Agreement has been duly authorized, executed and delivered by the Common Stock Warrant Agent; and (vii) the Offered Common Stock Warrants have been duly executed and authenticated in accordance with the provisions of the Common Stock Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Common Stock Warrants, when issued and sold in accordance with the Common Stock Warrant Agreement and the related Common Stock Underwriting Agreement or Common Stock Warrant Distribution Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general
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Mirage Resorts, Incorporated
June 28, 1996
Page 12


principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), provided that the per share consideration payable upon the exercise of the Offered Common Stock Warrants is not less than the par value of the Common Stock.

       I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the heading "Legal Matters" in the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

       As of the date hereof, I hold options to purchase 134,000 shares of Common Stock.


Very truly yours,




/s/ PETER C. WALSH
- --------------------------
PETER C. WALSH
Assistant General Counsel